Exhibit 21.1
SUBSIDIARIES AS OF JANUARY 31, 2026

Name	Jurisdiction
Adaptive Insights Co., Ltd.	Japan
Adaptive Insights Limited	United Kingdom
Adaptive Insights LLC	Delaware
Adaptive Insights Pty Ltd.	Australia
'Alohi Insurance, Inc.	Hawaii
Canada Workday ULC	Canada
Evisort LLC	Delaware
FlowiseAI, LLC	Delaware
HiredScore LLC	Delaware
Paradox Olivia (Australia) Pty Ltd.	Australia
Paradox Olivia (Singapore) Pte. Ltd.	Singapore
Paradox, LLC	Delaware
Paradox.AI Israel Ltd.	Israel
Paradox.AI UK Ltd.	United Kingdom
Peakon ApS	Denmark
Pipedream, LLC	Delaware
PT Workday Indonesia Services	Indonesia
Sana Labs AB	Sweden
Sana Labs, Inc.	Delaware
Sana Labs, Ltd.	United Kingdom
Tri-Valley Resellers, LLC	Delaware
Vineyard Sound, LLC	Delaware
VNDLY LLC	Delaware
Workday Arabia	Saudi Arabia
Workday (Beijing) Co., Ltd.	China
Workday (NZ) Unlimited	New Zealand
Workday (Thailand) Co., Ltd.	Thailand
Workday (UK) Limited	United Kingdom
Workday Asia Pacific Limited	Hong Kong
Workday Australia Pty Ltd	Australia
Workday Austria GmbH	Austria
Workday B.V.	The Netherlands
Workday Belgium	Belgium
Workday Costa Rica SRL	Costa Rica
Workday CZ s.r.o	Czech Republic
Workday Denmark ApS	Denmark
Workday España SL	Spain
Workday Finland Oy	Finland
Workday France	France
Workday Global, Inc.	Delaware
Workday GmbH	Germany
Workday Government, LLC	Delaware
Workday India Global Services Private Limited	India
Workday India Private Limited	India
Workday International LLC	Delaware
Workday Ireland Holding Unlimited Company	Ireland
Workday Israel Ltd.	Israel
Workday Italy S.r.l.	Italy
Workday K.K.	Japan
Workday Korea Limited	South Korea
Workday Latvia SIA	Latvia
Workday Limited	Ireland
Workday Limited - Liechtenstein Branch Office	Ireland/Liechtenstein

Workday Limited - South Korea Branch	Ireland/South Korea
Workday Malaysia Sdn. Bhd.	Malaysia
Workday Management Unlimited Company	Ireland
Workday MENA FZ-LLC	United Arab Emirates
Workday Mexico, S. de R.L. de C.V.	Mexico
Workday Norway AS	Norway
Workday Polska sp. z.o.o	Poland
Workday Singapore Pte. Ltd.	Singapore
Workday South Africa (Pty) Ltd	South Africa
Workday Sweden Aktiebolag	Sweden
Workday Switzerland GmbH	Switzerland
Workday Taiwan Limited	Taiwan
Workday Vietnam Company Limited	Vietnam
Zimit LLC	Delaware